Exhibit 2

AUDITORS’ CONSENT

We hereby consent to the inclusion of our report in the Annual Report on Form 18-K of Japan Bank for International Cooperation for the year ended March 31, 2007 and to the reference to us under the heading “Financial Statements of Japan Bank for International Cooperation and Auditors” in such annual report.

We also consent to the incorporation by reference of such report and reference in the prospectus included in the Registration Statement of the Japan Bank for International Cooperation.

/s/ Yorihiro Narita
Yorihiro Narita Auditor Japan Bank for International Cooperation

/s/ Hisanao Sato
Hisanao Sato
Auditor Japan Bank for International Cooperation

September 28, 2007